EXHIBIT 99.1

Nanophase Reports Fourth Quarter and Year End 2013 Financial Results

The Company's Financial Conference Call is Scheduled for February 27, 2014 at 11am EST

ROMEOVILLE, Ill., Feb. 26, 2014 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the fourth quarter and fiscal year ended December 31, 2013.

Nanophase CEO and President Jess Jankowski commented, "New and expanding customer orders enabled our 2013 run rate to remain ahead of 2012's through November. This was despite losing $1 million in 2012 revenue related to one piece of legacy business, and the conclusion of revenue from a long-term license agreement. As a reminder of why we are pursuing larger pieces of business that are new to us, a December shift caused full-year revenue to be slightly less than in 2012. As we pursue our new applications in energy and surface finishing technologies, we look to change the equation going forward."

Fourth Quarter 2013 Financial Highlights

  Revenue for the fourth quarter was $1.8 million, vs. the $2.7 million reported during the fourth quarter of 2012.

  The net loss for the quarter was $0.9 million, or a loss of $0.03 per share, compared to a net loss of $0.6 million, or $0.02 per share, for the comparable 2012 quarter.

  The Company finished the quarter with approximately $3.3 million in cash and cash equivalents; the company has no debt.

Fiscal Year 2013 Financial Highlights

  Revenue for fiscal year 2013 was $9.6 million, vs. $10.0 million in fiscal year 2012.

  The net loss for the year ended December 31, 2013 was $2.5 million, or a loss of $0.09 per share, compared to a net loss of $2.4 million, or $0.10 per share, for the comparable 2012 period.

Jankowski continued, "The markets in both the battery and energy control areas that we are targeting are very well developed and defined, as is our expansion in surface finishing technologies. We believe we have a strong value proposition in each, and each fits nicely within our core competencies. Continuing to develop a handful of new initiatives on top of steady improvement in the existing business should make us a stronger company in 2014 and put us where we all want to be in terms of future growth potential."

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

Fourth Quarter 2013 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company's President & CEO, is scheduled for February 27, 2013, at 10:00 a.m. CST, 11:00 a.m. EST. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007. The conference ID is 17543733. Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events to listen to a webcast of the event.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 29, 2013. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	December 31,	December 31,
ASSETS	2013	2012

Current assets:
Cash and cash equivalents	$ 3,276,132	$ 4,124,234
Investments	30,000	30,000
Trade accounts receivable, less allowance for doubtful accounts of $6,000 on December 31, 2013 and December 31, 2012, respectively	52,173	1,031,405
Other receivable	644	27,167
Inventories, net	976,110	1,138,482
Prepaid expenses and other current assets	201,622	240,870
Total current assets	4,536,681	6,592,158

Equipment and leasehold improvements, net	2,464,089	3,027,671
Other assets, net	27,346	29,829
	$ 7,028,116	$ 9,649,658

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$ 30,514	$ 34,526
Accounts payable	502,935	680,452
Accrued expenses	323,214	484,460
Accrued discount liabilities	--	--
Total current liabilities	856,663	1,199,438

Long-term portion of capital lease obligations	10,593	62,755
Long-term deferred rent	632,652	636,628
Asset retirement obligation	159,959	153,967
	803,204	853,350

Contingent liabilities:	--	--

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 28,481,496 and 28,458,162 shares issued and outstanding on December 31, 2013 and December 31, 2012, respectively	284,815	284,582
Additional paid-in capital	95,761,431	95,512,065
Accumulated deficit	(90,677,997)	(88,199,777)
Total stockholders' equity	5,368,249	7,596,870
	$ 7,028,116	$ 9,649,658

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

	Years ended
	December 31,
	2013	2012
Revenue:
Product revenue, net	$ 9,565,456	$ 9,725,064
Other revenue	24,237	311,641
Total revenue	9,589,693	10,036,705

Operating expense:
Cost of revenue	7,029,651	7,395,332
Gross profit	2,560,042	2,641,373

Research and development expense	1,678,653	1,626,669
Selling, general and administrative expense	3,372,126	3,403,163
Loss from operations	(2,490,737)	(2,388,459)
Interest income	1,501	57
Interest expense	(11,776)	(7,119)
Other, net	22,792	2,947
Loss before provision for income taxes	(2,478,220)	(2,392,574)
Provision for income taxes	--	--
Net loss	$ (2,478,220)	$ (2,392,574)

Net loss per share- basic and diluted	$ (0.09)	$ (0.10)

Weighted average number of common shares outstanding	28,469,393	24,476,605

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

	Years ended
	December 31,
	2013	2012
Revenue:
Product revenue, net	$ 9,565,456	$ 9,725,064
Other revenue	24,237	311,641
Total revenue	9,589,693	10,036,705

Operating expense:
Cost of revenue detail:
Depreciation	700,584	764,600
Non-Cash equity compensation	26,591	31,680
Other costs of revenue	6,302,476	6,599,052
Cost of revenue	7,029,651	7,395,332
Gross profit	2,560,042	2,641,373

Research and development expense detail:
Depreciation	120,922	137,127
Non-Cash equity compensation	71,113	82,771
Other research and development expense	1,486,618	1,406,771
Research and development expense	1,678,653	1,626,669

Selling, general and administrative expense detail:
Depreciation and amortization	52,779	80,437
Non-Cash equity compensation	144,401	176,579
Other selling, general and administrative expense	3,174,946	3,146,147
Selling, general and administrative expense	3,372,126	3,403,163

Loss from operations	(2,490,737)	(2,388,459)
Interest income	1,501	57
Interest expense	(11,776)	(7,119)
Other, net	22,792	2,947
Loss before provision for income taxes	(2,478,220)	(2,392,574)
Provision for income taxes	--	--
Net loss	$ (2,478,220)	$ (2,392,574)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	10,275	7,062
Addback Depreciation/Amortization	874,285	982,164
Addback Non-Cash Equity Compensation	242,105	291,030

Adjusted EBITDA	$ (1,351,555)	$ (1,112,318)

CONTACT: COMPANY CONTACT
         Nancy Baldwin
         Investor Relations
         630-771-6708